SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARTISAN COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Artisan Components, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No.: 000-23639

The following is a press release issued jointly by ARM Holdings plc (“ARM”) and Artisan Components, Inc. (“Artisan”) on September 30, 2004 in connection with the announcement that the U.S. Federal Trade Commission and Department of Justice have granted early termination of the waiting period applicable to ARM’s acquisition of Artisan under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

ARM Holdings plc and Artisan Components, Inc. Announce that U.S. Government Has Granted Early Termination of Antitrust Waiting Period

CAMBRIDGE, U.K. and SUNNYVALE, California — Sept. 30, 2004 — ARM Holdings plc (LSE: ARM); (Nasdaq: ARMHY) and Artisan Components, Inc. (Nasdaq: ARTI) today announced that the U.S. Federal Trade Commission and Department of Justice have granted early termination of the waiting period applicable to ARM’s acquisition of Artisan under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Termination of the waiting period ends the Federal Trade Commission’s and Department of Justice’s antitrust review of the transaction.

On August 23, 2004, ARM and Artisan announced the signing of a definitive agreement under which ARM will acquire Artisan. Termination of the Hart-Scott-Rodino waiting period satisfies one of the conditions to completion of the transaction. The completion of the transaction is still subject to ARM and Artisan stockholder and other regulatory approvals, other customary closing conditions and the admission of the new ARM shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange.

About Artisan

Artisan is a leading provider of physical intellectual property (IP) components for the design and manufacture of complex system-on-a-chip integrated circuits. Artisan’s products include embedded memory, standard cell, input / output, analog and mixed-signal components, which are designed to achieve the best combination of performance, density, power and yield for a given manufacturing process. Artisan has licensed its IP components to over 2,000 companies involved in integrated circuit design. Artisan is headquartered in

Sunnyvale, California. More information about Artisan, including free library access, can be found at http://www.artisan.com.

About ARM

ARM designs the technology that lies at the heart of advanced digital products, from wireless, networking and consumer entertainment solutions to imaging, automotive, security and storage devices. ARM’s 16/32-bit RISC microprocessors, data engines, peripherals, software and tools, combined with the company’s broad partner community, provide a total system solution that offers a fast, reliable path to market for leading electronics companies. More information on ARM is available at http://www.arm.com.

Important Information for Investors and Stockholders

ARM and Artisan have filed a registration statement on Form F-4 that contains a preliminary proxy statement/prospectus with the SEC in connection with the proposed transaction. The final prospectus/proxy statement will be mailed to the stockholders of Artisan. ARM and Artisan urge investors and security holders to read the proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by ARM are available free of charge by contacting ARM Holdings plc Investor Relations, 110 Fulbourn Road, Cambridge, UK, CB1 9NJ, +44 (0)1223 400400, and on ARM’s web site at www.arm.com; documents filed with the SEC by Artisan are available free of charge by contacting Artisan Components, Inc. Investor Relations, 141 Caspian Court, Sunnyvale, California, 94089, (408) 734-5600, on Artisan’s web site at www.artisan.com or on the SEC’s web site at www.sec.gov. Documents on ARM’s and Artisan’s web sites are not a part of this communication.

ARM and ARM’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Artisan in connection with the transaction. A description of the interests of directors and executive officers of ARM is set forth in its Annual Report on Form 20-F for the year ended December 31, 2003, which was filed with the SEC. Investors and security holders can obtain additional information regarding the direct and indirect interests of ARM’s directors and executive officers in the transaction by reading the proxy statement/prospectus when it becomes available.

Artisan and Artisan’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. A description of the interests of directors and executive officers of Artisan is set forth in the proxy statement for Artisan’s 2003 annual meeting of stockholders, which was filed with the SEC on January 27, 2004. Investors and security holders can obtain additional information regarding the direct and indirect interests of Artisan’s directors and executive officers in the transaction by reading the proxy statement/prospectus when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about ARM and Artisan. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to ARM, Artisan, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of ARM and Artisan, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of ARM and Artisan to the transaction and economic and political conditions in the U.K., U.S. and elsewhere. The actual results or performance by ARM or Artisan could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ARM or Artisan. ARM and Artisan are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. More information about potential factors that could affect ARM’s business and financial results is included in ARM’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Artisan, see the information under the captions “Factors Affecting Future Operating Results”

contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed with the SEC.

— ENDS —

ARM is a registered trademark of ARM Limited. Artisan Components and Artisan are registered trademarks of Artisan Components, Inc. All other brands or product names are the property of their respective holders. “ARM” is used to represent ARM Holdings plc; its operating company ARM Limited; and the regional subsidiaries ARM INC.; ARM KK; ARM Korea Ltd.; ARM Taiwan; ARM France SAS; and ARM Consulting (Shanghai) Co. Ltd.; and ARM Belgium N.V.

Contact:

Inquiries

ARM Investors:
Tim Score	Sarah Marsland
ARM	Financial Dynamics
Tel: +44 (0)1223 400537	Tel: +44 (0)20 7831 3113
tim.score@arm.com
Juliet Clarke/ James Melville-Ross Financial Dynamics Tel: +44 (0)20 7831 3113
Artisan Investors: Rosie Sanford Artisan Tel: +1 408 548 3122

ARM Media:
Michelle Spencer	Stacy Perry
ARM	Text100 Public Relations
Tel: +44 (0)1628 427780	Tel: +1 415 593 8484
michelle.spencer@arm.com	stacyp@text100.com

Artisan Media: Claudia Natalia Artisan Tel: +1 408 548 3172 claudia@artisan.com